                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement/1/
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                             Paradigm Genetics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

          1)  Amount previously paid:

              ------------------------------------------------
          2)  Form, Schedule or Registration Statement No:

              ------------------------------------------------
          3)  Filing party:

              ------------------------------------------------
          4)  Date Filed:

              ------------------------------------------------

[LOGO] PARADIGM GENETICS

                                                                 April 19, 2002

Dear Stockholder,

   You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Paradigm Genetics, Inc. (the "Company") to be held at 10:00 a.m. (local time) on Friday, May 17, 2002 at the offices of Paradigm Genetics, Inc., 108 Alexander Drive, Research Triangle Park, NC 27709.

   At the Annual Meeting, three people will be elected to the Board of Directors. The Company will seek Stockholder approval to increase the number of shares available under the Company's 2000 Employee, Director and Consultant Stock Option Plan (the "2000 Stock Option Plan"). In addition, the Company will ask the Stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

   We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,


         G. Steven Burrill John E. Hamer, Ph.D.
         Chairman          Acting President and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
                      PLEASE RETURN YOUR PROXY PROMPTLY.

                            PARADIGM GENETICS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be Held May 17, 2002

To the Stockholders of Paradigm Genetics, Inc.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Paradigm Genetics, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 17, 2002 at the offices of Paradigm Genetics, Inc., 108 Alexander Drive, Research Triangle Park, NC 27709 at 10:00 a.m. (local time) for the following purposes:

    1. To elect three members to the Board of Directors to serve for a term ending in 2005 and until their successors are duly elected and qualified.

    2. To consider and act upon a proposal to increase by 1,500,000 to 3,300,000 the aggregate number of shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") for which stock options may be granted under the Company's 2000 Employee, Director and Consultant Stock Option Plan (the "2000 Stock Option Plan").

    3. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

    4. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

   The Board of Directors has fixed the close of business on March 20, 2002 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

   All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Neil H. Aronson, Esquire
                                          Secretary

April 19, 2002

                            PARADIGM GENETICS, INC.
                              108 ALEXANDER DRIVE
                       RESEARCH TRIANGLE PARK, NC 27709
                                (919) 425-3000

                               -----------------
                                PROXY STATEMENT

                               -----------------

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Paradigm Genetics, Inc. (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the offices of Paradigm Genetics, Inc., 108 Alexander Drive, Research Triangle Park, NC 27709 on Friday, May 17, 2002 at 10:00 a.m. (local time), and any adjournments thereof (the "Meeting").

   Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

    .  FOR the election of the three nominees for director named herein,

    . FOR the proposal to increase by 1,500,000 to 3,300,000 the aggregate number of shares of the Company's common stock, $.01 par value share (the "Common Stock") for which stock options may be granted under the Company's 2000 Stock Option Plan, and

    . FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Votes of Stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

   The nominees for election as directors at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. For the proposals to increase by 1,500,000 to 3,300,000 shares the aggregate number of shares of the Company's Common Stock for which stock options may be granted under the Company's 2000 Stock Option Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002, the affirmative vote of a majority of shares of Common Stock present or represented by proxy at the Meeting is necessary for approval. Because abstentions are treated as shares present or represented and entitled to vote at the Meeting, abstentions with respect to either of these proposals will have the same effect as a vote against the proposal.

   If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. Broker non-votes are not considered for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of votes from which the majority is calculated. The Company does not expect any broker non-votes on any of the matters to come before the Annual Meeting because they are considered routine matters.

   The close of business on March 20, 2002 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 20, 2002, the Company had 31,894,561 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

   The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

   This Proxy Statement and the accompanying proxy are being mailed on or about April 19, 2002 to all Stockholders entitled to notice of and to vote at the Meeting.

   The Annual Report to Stockholders for the fiscal year ended December 31, 2001 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information as of February 28, 2002 concerning the beneficial ownership of the Common Stock by each stockholder known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table on page 12, and all directors and current executive officers as a group.

                                                        Shares Beneficially
                                                             Owned(1)
                                                        ------------------
Name and Address**                                        Number    Percent
------------------                                      ---------   -------
Mazama Capital Management, Inc.(2)..................... 6,035,400    18.9%
  800 Fifth Ave.--Ste. 24-B
  New York, NY 10021

Innotech Investments Limited(3)........................ 3,966,542    12.3%
  3 Charterhouse Mews
  Charterhouse Square
  London EC1M 6BB

AWM Investment Management(4)........................... 3,634,175    11.4%
  153 E. 53rd St., 55th floor
  New York, NY 10022

Entities Affiliated with The Burrill AgBio Capital
  Fund L.P.(5)......................................... 2,004,161     6.3%
  One Embarcadero Center
  Suite 2700
  San Francisco, CA 94111

G. Steven Burrill(6)................................... 2,004,161     6.3%
John A. Ryals, Ph.D(7).................................   779,372     2.4%
John E. Hamer, Ph.D(8).................................   179,900       *
Ian A.W. Howes(9)......................................   160,300       *
Athanasios Maroglou, Ph.D(10)..........................   112,947       *
Craig Liddell, Ph.D(11)................................    77,064       *
Robert M. Goodman, Ph.D(12)............................    55,832       *
Michael Summers(13)....................................    55,832       *
Henri Zinsli, Ph.D(14).................................    14,166       *
Mark B. Skaletsky(15)..................................     7,722       *
Susan K. Harlander(16).................................     7,166       *
Leroy E. Hood, M.D., Ph.D(17)..........................     1,666       *
All directors and current executive officers as a
  group (16 persons)................................... 3,692,530    11.3%

--------
  * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.
 ** Addresses are given for beneficial owners of 5% or more of the outstanding Common Stock only.
 (1) The number of shares of Common Stock issued and outstanding on February 28, 2002, was 31,963,532. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at February 28, 2002, plus shares of Common Stock subject to options and warrants held by such person at February 28, 2002 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
 (2) This information is based solely on the Schedule 13G filed by Mazama Capital Management Inc. with the Securities and Exchange Commission on January 31, 2001, which reported ownership as of December 31, 2001.

 (3) Includes warrants to purchase 187,500 shares of our common stock. All of the issued capital stock of Innotech Investment Limited is owned by a blind trust, the sole Trustee of which is J. S. Portrait, who as a result of her control of the shares of Innotech, may be deemed to be the beneficial owner of the Paradigm shares held by Innotech.
 (4) This information is based upon market survey data, as of February 28, 2002, provided by a third party market survey data provider. We believe this data to be materially correct. AWM Investment Management has not confirmed its holdings.
 (5) As the General Partner of Burrill AgBio Capital Fund L.P., Burrill & Company, LLC, is deemed to beneficially own the shares held of record by Burrill AgBio Capital Fund L.P. Mr. Burrill is the Chief Executive Officer of Burrill & Company, LLC.
 (6) Includes 1,947,828 shares of record held by The Burrill AgBio Capital Fund L.P., which Mr. Burrill may be deemed to beneficially own by virtue of his position as the Chief Executive Officer of Burrill & Company, LLC, the General Partner of Burrill AgBio Capital Fund L.P. Mr. Burrill disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in Burrill AgBio Capital Fund L.P. Also includes 54,999 shares subject to immediately exercisable stock options. As of February 28, 2002, we had the right to repurchase all 18,056 of the shares issuable upon exercise of these options if Mr. Burrill ceases his directorship with us. Includes an additional 1,334 shares that may be acquired upon the exercise of options within 60 days of February 28, 2002.
 (7) Includes 8,000 shares, which were issued upon the exercise of immediately exercisable options and 155 immediately exercisable options held by Dr. Ryals' wife. As of February 28, 2002, we had the right to repurchase 45 shares issuable upon exercise of these options. Also includes 137,036 shares held by Dr. Ryals that are subject to immediately exercisable stock options. As of February 28, 2002, we had the right to repurchase 35,712 shares issuable upon exercise of these options. Includes 634,181 shares of common stock held by Dr. Ryals.
 (8) Includes 1,250 shares, which were issued upon the exercise of immediately exercisable options, 1,050 shares purchased through an employee stock purchase plan, and 10,550 immediately exercisable options held by Dr. Hamer's wife. As of February 28, 2002, we had the right to repurchase 4,863 shares if she ceases her employment with us. Also includes 2,000 shares held by Dr. Hamer's daughter. Also includes 24,333 shares of common stock that were issued upon the exercise of immediately exercisable options and 139,854 shares that are subject to immediately exercisable stock options held by Dr. Hamer. As of February 28, 2002, we had the right to repurchase 37,188 shares that are issuable upon exercise of Dr. Hamer's options if Dr. Hamer ceases his employment with us. Includes an additional 813 and 50 shares that may be acquired upon the exercise of options within 60 days of February 28, 2002 by Dr. Hamer and his wife, respectively.
 (9) Includes 153,800 shares, which were issued upon the exercise of immediately exercisable options and 5,687 shares that are subject to immediately exercisable stock options. As of February 28, 2002, we had the right to repurchase 77,069 shares, which were issued upon exercise of immediately exercisable options if Mr. Howes ceases his employment with us. Includes an additional 813 shares that may be acquired upon the exercise of options within 60 days of February 28, 2002.
(10) Includes 102,000 shares, which were issued upon the exercise of immediately exercisable options, and 10,947 shares that are subject to immediately exercisable stock options. As of February 28, 2002, we had the right to repurchase 72,188 shares and 2,512 shares issuable upon exercise of these options.
(11) Includes 23,750 shares, which were issued upon the exercise of immediately exercisable options, and 52,522 shares that are subject to immediately exercisable stock options. As of February 28, 2002, we had the right to repurchase 33,022 shares issuable upon exercise of these options if Dr. Liddell ceases his employment with us. Includes additional 792 shares that may be acquired upon the exercise of options within 60 days of February 28, 2002.
(12) Includes 52,666 shares, which were issued upon the exercise of stock options and 2,499 shares issuable upon the exercise of stock options. As of February 28, 2002, we had the right to repurchase 5,389 shares issued upon exercise of immediately exercisable options if Dr. Goodman ceases his directorship with us. Includes additional 667 shares that may be acquired upon the exercise of options within 60 days of February 28, 2002.

(13) Includes 55,165 shares that are subject to immediately exercisable stock options. As of February 28, 2002, we had the right to repurchase 5,389 shares issuable upon exercise of the immediately exercisable options if Mr. Summers ceases his directorship with us. Includes additional 667 shares that may be acquired upon the exercise of options within 60 days of February 28, 2002.
(14) Includes 8,334 shares, which were issued upon the exercise of stock options, and 5,165 shares that are subject to immediately exercisable stock options. As of February 28, 2002, we had the right to repurchase 4,167 shares and 1,222 shares issuable upon exercise of the immediately exercisable options if Dr. Zinsli ceases his directorship with us. Includes an additional 667 shares that may be acquired upon the exercise of options within 60 days of February 28, 2002.
(15) Includes 6,277 shares that are subject to immediately exercisable stock options and an additional 1,445 shares that may be acquired upon the exercise of options within 60 days of February 28, 2002.
(16) Includes 5,721 shares that are subject to immediately exercisable stock options and an additional 1,445 shares that may be acquired upon the exercise of options within 60 days of February 28, 2002.
(17) Includes 555 shares that are subject to immediately exercisable stock options and an additional 1,111 shares that may be acquired upon the exercise of options within 60 days of February 28, 2002.

                                  MANAGEMENT

Board of Directors

   Under the Company's Charter and Bylaws, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of eight members. The Board of Directors is classified into three classes as follows: Mark B. Skaletsky and Susan K. Harlander, Ph.D. constitute a class with a term ending in 2004 (the "Class I directors"); G. Steven Burrill, John A. Ryals, Ph.D and Robert Goodman, Ph.D. constitute a class with a term ending in 2003 (the "Class III directors"); and Michael Summers, Leroy E. Hood, Ph.D. and Henri Zinsli, Ph.D. constitute a class with a term which expires at the upcoming meeting (the "Class II directors"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

   The Board of Directors has voted to set the size of the Board of Directors at eight and to nominate Michael Summers, Leroy E. Hood, Ph.D. and Henri Zinsli Ph.D. for election at the Meeting for a term of three years, to serve until the 2005 annual meeting of Stockholders, and until their respective successors have been elected and qualified. The Class I directors (Mark B. Skaletsky and Susan
K. Harlander) and the Class III directors (G. Steven Burrill, John A. Ryals, Ph.D. and Robert M. Goodman, Ph.D.) will serve until the annual meetings of Stockholders to be held in 2004 and 2003, respectively, and until their respective successors have been elected and qualified.

   Set forth below are the names of the persons nominated as directors and the directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

   Name                               Age     Position with the Company
   ----                               ---     -------------------------
   G. Steven Burrill................. 57  Director and Chairman of the Board
   Robert M. Goodman, Ph.D........... 56  Director
   Michael Summers................... 60  Director
   Henri Zinsli, Ph.D................ 61  Director
   Mark B. Skaletsky................. 53  Director
   Susan K. Harlander, Ph.D.......... 53  Director
   Leroy E. Hood, M.D., Ph.D......... 63  Director
   John A. Ryals, Ph.D............... 48  Director

   G. Steven Burrill has been a member of our Board of Directors since March 1999, and has served as the chairman of our Board of Directors since December 1999. Mr. Burrill is the Chief Executive Officer of Burrill & Company, a private merchant bank focused on life science companies, which he founded in 1996. Prior to starting Burrill & Company, Mr. Burrill spent 27 years with Ernst & Young, including the last 17 years as a partner of the firm. Mr. Burrill received his BBA degree from the University of Wisconsin-Madison. Mr. Burrill currently serves on the boards of directors of DepoMed, Inc., Third Wave Technologies, Inc. and Transgene SA.

   Michael Summers has been a member of our Board of Directors since March 1998. Since October 1990, Mr. Summers has been a managing partner of Summers Associates, a specialized international business development organization. Mr. Summers is also managing director of Floranova Limited. He received his B.S. in Botany from the University of Exeter in 1964.

   Robert M. Goodman, Ph.D. has been a member of our Board of Directors since June 1998. Since September 1991, Dr. Goodman has been a Professor of Plant Pathology at the University of Wisconsin-Madison. Dr. Goodman is also a member of the Microbiology graduate program, the interdepartmental program in plant genetics and plant breeding, the Institute of Environmental Studies, the graduate program in cellular and molecular biology and the biotechnology training program. He previously was Executive Vice President,

Research and Development, at Calgene, Inc., and presently serves as a director of Cornell Research Foundation, Inc., and of PlantGenix, Inc. Dr. Goodman received a Ph.D. in plant virology from Cornell University in 1973.

   Henri Zinsli, Ph.D. has been a member of our Board of Directors since June 1998. Since January 2002, Dr. Zinsli has served as the Executive Chairman of Discovery Partners International AG in Allschwil, Switzerland. Since 1999, he has served as the Chief Executive Officer of Discovery Technologies Ltd. Since 1998, he has served as the Chairman of Zeptosens Inc. in Witterswil, Switzerland. He is also a non-executive director of Plasmon, plc, in Royston, England, a position that he has held since 1996. Until 1996, he was the head of Corporate Business Development at Ciba-Geigy Ltd. in Basel, Switzerland. Dr. Zinsli had over 30 years of experience at Ciba-Geigy Ltd. He received his Ph.D. in economics at the University of St. Gallen, Switzerland in 1968.

   Mark B. Skaletsky joined the Company as a director in February 2001. Mr. Skaletsky has been the Chairman and Chief Executive officer of Essential Therapeutics, Inc. since April 2001. From May 1993 to January 2001, Mr. Skaletsky was the President and Chief Executive Officer of GelTex Pharmaceuticals, Inc. From 1988 to 1993, Mr. Skaletsky served as Chairman and Chief Executive Officer of Enzytech, Inc., a biotechnology company. From 1981 to 1988, Mr. Skaletsky served as President and Chief Operating Officer of Biogen, Inc. Mr. Skaletsky is past Chairman of the Biotechnology Industry Organization. He also serves as a member of the board of directors of Isis Pharmaceuticals, Inc., and ImmunoGen. In addition, Mr. Skaletsky is a member of the Board of Trustees of Bentley College located in Waltham, MA. Mr. Skaletsky attended Bentley College and graduated in 1970 with a Bachelor Degree in Finance.

   Susan K. Harlander, Ph.D. has been a member of our Board of Directors since May 1, 2001. Dr. Harlander has been the President of BIOrational Consultants, Inc. since May 2000. From May 1995 to May 2000, Dr. Harlander served in various positions at The Pillsbury Company, including Vice President, Biotechnology Development and Agricultural Research and Vice President, Green Giant and Progresso R&D and Agricultural Research. From 1991 to 1995, Dr. Harlander served as Director, Dairy Foods Research Development at Land O' Lakes, Inc. From 1984 to 1992, Dr. Harlander served as an Assistant and Associate Professor in the Department of Food Science and Nutrition, University of Minnesota. Dr. Harlander received her Ph.D. in Food Science in 1984 from the University of Minnesota.

   Leroy E. Hood, M.D., Ph.D. has been a member of our Board of Directors since January 2002. Dr. Hood founded and has been the President and Director of the Institute for Systems Biology in Seattle, Washington since January 2000. From 1992 until January 2000, Dr. Hood was the Gates Professor and Chairman, Department of Molecular Biotechnology, at the University of Washington in Seattle. Dr. Hood earned his M.D. from Johns Hopkins University in 1964 and a Ph.D. in biochemistry from the California Institute of Technology in 1968. He is recognized as one of the world's leading scientists in molecular biotechnology and genomics. At the California Institute of Technology, he and colleagues pioneered four instruments that constitute the technological foundation for contemporary molecular biology. One of the instruments allows the rapid automated sequencing of DNA. Dr. Hood participated in the Human Genome Project--the quest to decipher the sequence of human DNA. He serves on the Board of Directors for Celtrans, Inc., Lynx Therapeutics Inc., Omeros Inc., and Targeted Growth, Inc.

   John A. Ryals, Ph.D. has been a member of our Board of Directors since September 1997. Dr. Ryals co-founded our company in September 1997 and served as our President and Chief Executive Officer until February 26, 2002. From October 1996 to September 1997, Dr. Ryals was Vice President of Research for Novartis Crop Protection, Inc. and Head of the Biotechnology and Genomics Center of Novartis in Research Triangle Park, North Carolina, where he was responsible for worldwide biotechnology and genomics research and target-based discovery. Dr. Ryals has 15 years of experience in agricultural biotechnology working in various positions at the Agricultural Biotechnology Research Unit of Ciba-Geigy Corporation, including Head of Agricultural Biotechnology Research and Vice President of Biotechnology at Ciba Seeds, a position which he held from 1993 to 1996. Dr. Ryals received his Ph.D. in Molecular Biology from the University of Texas at Dallas in 1982 and is an Adjunct Professor at North Carolina State University.

Committees of the Board of Directors and Meetings

   Meeting Attendance. During the fiscal year ended December 31, 2001 there were 14 meetings of the Board of Directors, and the various committees of the Board of Directors met a total of 16 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2001, with the exception of Mr. Skaletsky, who attended 60% of the Board meetings.

   Audit Committee. The Audit Committee, which met five times in fiscal 2001, has three members and presently consists of Mr. Skaletsky (as Chairman), Mr. Burrill and Mr. Summers. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All of the members of the Audit Committee are independent under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee Charter is attached as Appendix A hereto and the report of the Audit Committee is included below.

   Compensation Committee. The Compensation Committee, which met six times during fiscal 2001, has four members and presently consists of Mr. Burrill (as Chairman), Dr. Zinsli, Dr. Harlander, and Dr. Goodman. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee is responsible for establishing and administering the Company's executive compensation, the Company's 2000 Stock Option Plan and other employee equity plans. Please see the report of the Compensation Committee included below.

   Option Committee. Dr. Ryals was the sole member of the Option Committee, which met twice during fiscal 2001. The Option Committee has the authority to grant options within a prescribed limit (which limit may be reloaded by the Compensation Committee from time to time) to employees below the vice president level without seeking Compensation Committee approval. As of February 26, 2002, Mr. Burrill replaced Dr. Ryals as the sole member of the Option Committee.

   Nominating Committee. The Nominating Committee, which met twice during fiscal 2001, had three members, Mr. Burrill, Dr. Ryals, and Mr. Summers. The Nominating Committee's role, following consultation with all other members of the Board of Directors, is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. The Nominating Committee will not consider nominees recommended by stockholders. As of February 26, 2002, Dr. Ryals was removed from the Nominating Committee.

   Compensation Committee Interlocks and Insider Participation. The Compensation Committee has four members, Mr. Burrill (as Chairman), Dr. Zinsli, Dr. Harlander, and Dr. Goodman and the Option Committee has one member, Mr. Burrill, who replaced Dr. Ryals as of February 26, 2002. None of the members of our Compensation Committee has at any time been one of our officers or employees. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Compensation of Directors

   Our directors who are also our employees receive no compensation for serving on the Board of Directors. During fiscal year 2001, we paid each of our non-employee directors a fee of $19,000, with the exception of Mr. Skaletsky and Dr. Harlander, who served on our Board for less than a full year and who were paid $12,917 and $11,000 respectively. We reimburse our non-employee directors for reasonable expenses incurred in attending board and committee meetings. Beginning January 2001, each non-employee director receives options to purchase 6,000 shares each year upon grants by the Compensation Committee, except for the Chairman of the Board, who receives options to purchase 12,000 shares.

   In June 1998, Dr. Goodman, Mr. Summers and Dr. Zinsli each received options to purchase 50,000 shares of our common stock at an exercise price of $0.08 per share. In December 1999, Dr. Goodman, Mr. Summers and Dr. Zinsli each received options to purchase 2,666 shares of our common stock at an exercise price of $0.60 per share. These options vest ratably beginning on the grant date of the option and extending through the next four years of service. In March 2000, Mr. Burrill received options to purchase 50,000 shares of our common stock, which vest ratably beginning on the grant date of the option and extending through the next three years of service and have an exercise price of $7.00 per share. In March 2001, Mr. Skaletsky and Dr. Harlander each received options to purchase 20,000 shares of our common stock. Mr. Skaletsky's options vest ratably beginning on the grant date of the option and extending through the next three years of service and have an exercise price of $3.94 per share. Dr. Harlander's options vest ratably beginning in May 2001 and extending through the next three years of service and have an exercise price of $3.94 per share. In March 2001, Dr. Goodman, Mr. Summers, and Dr. Zinsli each received options to purchase 6,000 shares of our common stock at an exercise price of $3.94 per share. In March 2001, Mr. Burrill received options to purchase 12,000 shares of our common stock at an exercise price of $3.94. These options vest ratably beginning on January 1, 2001, extending through the next three years of service. In February 2002, Dr. Goodman, Mr. Summers, Dr. Zinsli, Mr. Skaletsky, and Dr. Harlander each received options to purchase 6,000 shares of our common stock at an exercise price of $1.65 per share. In February 2002, Mr. Burrill received options to purchase 12,000 shares of our common stock at an exercise price of $1.65. These options vest ratably beginning on January 1, 2002, extending through the next three years of service.

Executive Officers

   The names of, and certain information regarding, executive officers of the Company who are not also directors are set forth below. Except for executive officers who have employment agreements with the Company, the executive officers serve at the pleasure of the Board of Directors.

Name                 Age                      Position
----                 ---                      --------
John E. Hamer, Ph.D. 44  Acting President and Chief Executive Officer, and
                         Chief Scientific Officer

Ian A.W. Howes...... 43  Vice President of Finance, Chief Financial Officer
                         and Treasurer

Jin Sun Kim, J.D.... 37  Vice President, Healthcare

Ken Hunt, J.D....... 36  Vice President, Agriculture

Gary Miller, Ph.D... 56  Vice President, Nutrition

Craig Liddell, Ph.D. 43  Vice President, Healthcare Technologies

James D. Bucci...... 57  Vice President, Human Resources

   John E. Hamer, Ph.D. has served as our Acting President and Chief Executive Officer, and our Chief Scientific Officer since February 2002 and prior to that was our Vice President of Research beginning in February 2000. From March 1999 to February 2000, Dr. Hamer served as our Director of Microbial Research. From September 1998 to March 1999, he served as our Director of Fungal Biology. From September 1998 to September 2000, Dr. Hamer held the position of Professor of Biological Sciences and, from September 1992 to September 1998, he served as Associate Professor of Biological Sciences at Purdue University. He also has served as Adjunct Professor of Microbiology and Immunology at Purdue University Medical School since September 1998. Dr. Hamer has received numerous grants and awards of distinction throughout his career, including a David and Lucille Packard Fellowship (1990-1995) and the National Science Foundation Presidential Faculty Fellowship (1993-1998). He is the former Editor-in-Chief of the Academic Press journal Fungal Genetics and Biology. Dr. Hamer serves on numerous scientific review and advisory boards, including those for the National Institutes of Health, the National Science Foundation, Purdue Alumni Science Advisory Board, North Carolina Genomic and Bioinformatics Consortium and the Functional Genomics (FUGE) Advisory Board for Norway. Dr. Hamer received his Ph.D. in Microbiology from the University of California, Davis in 1987.

   Ian A. W. Howes has served as our Vice President of Finance and Chief Financial Officer since January 1999. From February 1997 to December 1998, Mr. Howes was Chief Financial Officer at Analytika, Inc., a provider of pharmaceutical data mining software and services. From October 1995 to January 1997, he was Chief Financial Officer at American Care Communities. From May 1991 to August 1995, Mr. Howes was Chief Financial Officer at EnSys, Inc., a publicly traded biotechnology company. Mr. Howes received his M.B.A. from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill in 1997 and is a Chartered Accountant in England and Wales.

   Jin Sun Kim, J.D. has served as our Vice President, Healthcare since October 2001. From August 1998 to October 2001, she was Senior Vice President, Strategic Development and General Counsel for Medicis Pharmaceutical Corporation where she was responsible for the company's strategic planning and business development. Prior to joining Medicis, Ms. Kim was a transactional attorney for several leading multinational law firms including Bryan Cave LLP in Phoenix, Arizona, and Morrison & Foerster LLP and Debevoise & Plimpton, in New York City. Ms. Kim received her Juris Doctorate from Yale Law School in 1989.

   Ken Hunt, J.D. has served as our Vice President, Agriculture since October 2001. From December 2000 to September 2001, Mr. Hunt served as our Vice President of Business Strategy. From September 1997 to December 2000, Mr. Hunt served in a number of positions at Monsanto, including director of business development for nutrition, director of business development for genomics and director of commercial development for designer fibers. From 1993 to September 1997, Mr. Hunt worked at Sara Lee Knit Products, where he progressed from marketing assistant to director of marketing. Mr. Hunt received his Master's of Business Administration from the Babcock Graduate School of Management at Wake Forest University, his Juris Doctorate from Wake Forest University School of Law, and his Bachelor of Arts in psychology from Wake Forest University.

   Gary Miller, Ph.D. has served as our Vice President, Nutrition since October 2001. Dr. Miller brings more than 25 years of experience in building and managing customer focused scientific and business organizations for food, pharmaceutical, and nutraceutical industries. From June 1999 to October 2001, Dr. Miller was the Senior Vice President, Science and Business Development for Archer Daniels Midland Nutraceuticals ("ADM"). Prior to joining ADM, Dr. Miller became Vice President R&D for McNeil Specialty Products Co a subsidiary of Johnson & Johnson, where he was for 13 years. Dr. Miller received his B.S. and Doctorate degrees in Food Science from Rutgers University.

   Craig Liddell, Ph.D. has served as our Vice President, Healthcare Technologies since February 2002. From February 2000 to February 2002, Dr. Liddell served as our Vice President of Informatics. From July 1998 to February 2000, Dr. Liddell served as our Director of Informatics. Dr. Liddell has been an Adjunct Professor of Plant Pathology and since 1991 he has been a Principal Investigator at the Computing Research Laboratory at New Mexico State University. From July 1996 to July 1998, Dr. Liddell was an Associate Professor of Plant Pathology and from 1989 to July 1996, Dr. Liddell was an Assistant Professor of Plant Pathology at New Mexico State University. Dr. Liddell was a Postdoctoral Research Scientist in the Departments of Plant Pathology at the University of California-Davis and the University of Wisconsin-Madison. He is the senior editor of the journal Phytopathology. Dr. Liddell received his Ph.D. in Plant Pathology from the University of Sydney, Australia in 1986.

   James Bucci has served as our Vice President, Human Resources since February 2000. From November 1997 to February 2000, Mr. Bucci was Senior Vice President of Human Resources for Suburban Hospital Healthcare Systems in Bethesda, Maryland, a not-for-profit integrated healthcare provider. From April 1993 to October 1997, he served as Group Vice President of Human Resources at First Citizens Bank in Raleigh, North Carolina, a closely held regional bank. Mr. Bucci has prior senior level human resources experience at Hallmark Cards, Inc. and Fidelity Investments. Mr. Bucci received his Masters degree in Human Development in 1984 from the University of Rhode Island. His undergraduate degree is from Brown University.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers who were employed by the Company at the end of fiscal 2001 (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended December 31, 2001.

                                                  Annual Compensation  Securities
                                                 --------------------- Underlying  All Other
Name and Principal Position                      Year  Salary   Bonus   Options   Compensation
---------------------------                      ---- -------- ------- ---------- ------------
John E. Hamer, Ph.D.(1)......................... 2001 $195,000 $38,295   19,500      $1,650(5)
  Acting President and Chief Executive Officer,
   and Chief Scientific Officer                  2000 $178,801 $45,000       --      $1,668(5)
                                                 1999 $142,500 $37,500   67,500      $5,000(6)

John A. Ryals, Ph.D.(2)......................... 2001 $325,200 $    --  252,700      $5,065(7)
  Former President and Chief Executive Officer,
   and Director                                  2000 $297,600 $75,000       --      $5,065(7)
                                                 1999 $221,825 $58,438   77,917      $  600(8)

Athanasios Maroglou, Ph.D.(3)................... 2001 $200,417 $44,055   19,500      $2,275(5)
  Former Vice President, Project Management      2000 $179,632 $50,000    5,260      $2,287(5)
                                                 1999 $ 50,020 $ 6,667  165,000          --

Ian A.W. Howes.(4).............................. 2001 $198,750 $34,842   19,500      $2,625(5)
  Vice President of Finance                      2000 $185,000 $46,250       --      $2,625(5)
  Chief Financial Officer and Treasurer          1999 $155,400 $41,250  303,300          --

Craig Liddell, Ph.D............................. 2001 $190,000 $34,613   19,000      $2,375(5)
  Vice President, Healthcare Technologies        2000 $179,154 $45,000       --      $2,199(5)
                                                 1999 $125,000 $37,500   67,500          --

--------
(1) Dr. Hamer was the Vice President of Research until February 26, 2002. On February 26, 2002, he was named Acting President and Chief Executive Officer, as well as Chief Scientific Officer.
(2) Dr. Ryals was terminated as President and Chief Executive Officer on February 26, 2002. He remains a member of the Board of Directors.
(3) Dr. Maroglou served as our Vice President of Project Management from November 1999 until March 1, 2002. Dr. Maroglou resigned effective March 1, 2002.
(4) Mr. Howes joined the Company in January 1999.
(5) Represents matching contributions made under the Company's 401(K) plan.
(6) Represents reimbursements for moving expenses paid to Dr. Hamer.
(7) Represents life insurance premiums paid on behalf of Dr. Ryals in the amount of $2,440 each year and matching contributions made under the Company's 401(K) plan in the amount of $2,625.
(8) Represents life insurance premiums paid on behalf of Dr. Ryals.

Option Grants in Last Fiscal Year

   The following table presents each grant of stock options during the fiscal year ended December 31, 2001, to each of the named executive officers. All options were granted under our 2000 Stock Option Plan.

   The potential realizable value is calculated based on the seven year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to the rules promulgated by the SEC and does not represent our estimate of future stock price performance. The potential realizable value of 5% and 10% appreciation are calculated by:

    . Multiplying the number of shares of common stock under the option by the market price at grant date;
    . Assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and
    .  Subtracting from that result the aggregate option exercise price.

   Percentages shown under "Percentage of Total Options Granted to Employees in Fiscal Year" are based on an aggregate of 1,273,133 options granted to our employees and directors under the Company's 2000 Stock Option Plan during fiscal year 2001.

                               Individual Grants

                                                                                       Potential Realizable
                                              % of Total                              Value at Assumed Annual
                                   Number of   Options             Market              Rates of Stock Price
                                   Securities Granted to Exercise   Price             Appreciation for Option
                                   Underlying Employees   or Base    on                       Term(2)
                                    Options   in Fiscal    Price   Date of Expiration -----------------------
               Name                Granted(1)    Year    ($/Share)  Grant     Date        5%          10%
               ----                ---------- ---------- --------- ------- ----------  --------    --------
John E. Hamer, Ph.D...............   19,500       1.5%     $3.94    $3.94   3/16/08   $ 31,278    $ 72,890
John A. Ryals, Ph.D...............  252,700      19.8%     $3.94    $3.94   3/16/08   $405,325    $944,579
Athanasios Maroglou, Ph.D.........   19,500       1.5%     $3.94    $3.94   3/16/08   $ 31,278    $ 72,890
Ian A.W. Howes....................   19,500       1.5%     $3.94    $3.94   3/16/08   $ 31,278    $ 72,890
Craig Liddell, Ph.D...............   19,000       1.5%     $3.94    $3.94   3/16/08   $ 30,476    $ 71,021

(1) The options were granted pursuant to the Company's 2000 Stock Option Plan. With the exception of 50,000 options granted to Dr. Ryals, the options granted to the named executive officers are incentive stock options and vest monthly in 48 equal installments commencing on January 21, 2001.
(2) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table provides information regarding the exercises of options by each of the named executive officers during fiscal year 2001. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Common Stock.

   The following table includes options granted under the Company's 1998 Stock Option Plan and under the Company's 2000 Stock Option Plan. The options granted under the Company's 1998 Stock Option Plan are immediately exercisable in full at the grant date, but shares purchased by exercise of unvested options are subject to a repurchase right in our favor that entitles us to repurchase unvested shares at the original exercise price on termination of the executive's services with us.

                                                             Number of Securities
                                                                  Underlying         Value of the Unexercised
                                                              Unexercised Options      In-The-Money Options
                                     Shares                   at Fiscal Year-End       at Fiscal Year-End(2)
                                   Acquired On    Value    ------------------------- -------------------------
               Name                 Exercise   Realized(1) Exercisable Unexercisable Exercisable Unexercisable
               ----                ----------- ----------- ----------- ------------- ----------- -------------
John E. Hamer, Ph.D.(3)...........       --           --     139,042       14,625     $746,508       25,769
John A. Ryals, Ph.D.(4)...........       --           --     128,592      202,025     $486,666      355,968
Athanasios Maroglou, Ph.D.(5).....       --           --      10,135       14,625     $ 14,902       25,769
Ian A.W. Howes.(6)................       --           --       4,875       14,625     $  8,590       25,769
Craig Liddell, Ph.D.(7)...........   76,769     $376,359      51,731       14,250     $264,556       25,109

--------
(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.
(2) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $5.70, which was the most recent closing sale price per share of the Company's Common Stock as reported in the NASDAQ National Market System on December 31, 2001.
(3) As of December 31, 2001, 33,333 shares of Common Stock were issued upon the exercise of immediately exercisable options and 139,042 shares are subject to immediately exercisable stock options held by Dr. Hamer. As of December 31, 2001, we had the right to repurchase 44,167 of the shares issued or issuable upon the exercise of these options if Dr. Hamer ceases his employment with us.
(4) As of December 31, 2001, 128,592 shares are subject to immediately exercisable stock options held by Dr. Ryals. As of December 31, 2001, we had the right to repurchase 38,959 of the shares issued or issuable upon the exercise of these options if Dr. Ryals ceases his employment with us.
(5) As of December 31, 2001, 165,000 shares of Common Stock were issued upon the exercise of immediately exercisable options and 10,135 shares are subject to immediately exercisable stock options held by Dr. Maroglou. As of December 31, 2001, we had the right to repurchase 81,803 of the shares issued or issuable upon the exercise of these options if Dr. Maroglou ceases his employment with us.
(6) As of December 31, 2001, 303,300 shares of Common Stock were issued upon the exercise of immediately exercisable options and 4,875 shares are subject to immediately exercisable stock options held by Mr. Howes. As of December 31, 2001, we had the right to repurchase 83,519 of the shares issued or issuable upon the exercise of these options if Mr. Howes ceases his employment with us.
(7) As of December 31, 2001, 120,519 shares of Common Stock were issued upon the exercise of immediately exercisable options and 51,731 shares are subject to immediately exercisable stock options held by Dr. Liddell. As of December 31, 2001, we had the right to repurchase 40,000 of the shares issued or issuable upon the exercise of these options if Dr. Liddell ceases his employment with us.

Employment Contracts, Termination of Employment and Change of Control
Arrangements

   In February 1998, the Company entered into an employment agreement with Dr. Ryals, pursuant to which his initial annual base salary was set at $180,000. In 1999, his annual base salary was increased to $233,750, in 2000, his annual base salary was increased to $300,000, and in 2001, his annual base salary was increased to $330,000. In addition, Dr. Ryals was eligible to receive an annual targeted bonus up to 50% of base salary to be awarded on the basis of achieving mutually agreed upon objectives and criteria between Dr. Ryals and the Company. The agreement provided that the employment relationship could be terminated with or without cause at any time by Dr. Ryals or the Company. Dr. Ryals was terminated as President and Chief Executive Officer on February 26, 2002. Furthermore, the agreement provided that, if the Company terminated Dr. Ryals with or without cause, as defined in the agreement, the Company would have no obligation to pay severance beyond his accrued base salary and bonus up to the date of termination. However, if the Company were to continue to pay Dr. Ryals an amount equal to his current monthly salary for a three month period following a termination without cause, he would be prohibited from competing with the Company for that three month period. Moreover, upon proper notice to Dr. Ryals, the Company may extend the non-compete period to a total of twelve months provided the Company continues to pay him such amounts. Dr. Ryals executed a separate proprietary information and inventions agreement pursuant to which he agreed that he would not disclose any confidential information received during his employment with the Company and, that, with some exceptions, he would assign to the Company any and all inventions conceived or developed during his employment with the Company.

   At the time of commencement of employment, most of the Company's employees, including Dr. Hamer, Dr. Maroglou, Mr. Howes, and Dr. Liddell, sign offer letters and employment agreements. These employment agreements provide for employment at will and contain standard provisions relating to confidential information and invention assignment by which the employee agrees not to disclose any confidential information received during his or her employment with the Company and that, with some exceptions, he or she will assign to the Company any and all inventions conceived or developed during employment.

   The outstanding option agreements issued under the Company's 1998 Stock Option Plan and 2000 Employee, Director and Consultant Stock Option Plan provide for accelerated vesting of options under certain circumstances in connection with a change of control (as defined in such option agreements). If an option holder's employment is terminated by the Company for a reason other than for "cause" (as defined in the applicable stock option agreement) within 12 months of the change of control, that employee's unvested options shall vest immediately upon such termination. If an option holder's employment is terminated as a result of voluntary resignation, disability or death or is terminated by the Company for cause, then that employee's unvested options shall cease to vest.

Performance Graph: Comparison of Cumulative Total Return

   The graph set forth below compares the annual percentage change in the Company's cumulative total stockholder return on its Common Stock between May 5, 2000 (the date the Common Stock commenced public trading) and December 31, 2001 with the cumulative total return of the NASDAQ Composite Index and the NASDAQ Biotechnology Index during the same period. This graph assumes the investment of $100 on May 5, 2000 in the Company's Common Stock and each of the comparison groups and assumes reinvestment of dividends, if any. The Company has not paid any dividends on the Common Stock, and no dividends are included in the report of the Company's performance. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from NASDAQ, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                    [CHART]

                         Paradigm                          Nasdaq Biotech
                       Genetics, Inc.       Nasdaq             Index
                       --------------       -------        --------------
5/5/2000                   $100.00          $100.00           $100.00
6/1/2000                    142.11            93.86             94.34
7/3/2000                    188.60           104.59            120.53
8/1/2000                    218.43            96.56            115.19
9/1/2000                    240.35           110.94            135.57
10/2/2000                   335.09            93.50            121.04
11/1/2000                   207.90            87.33            121.89
12/1/2000                   142.11            69.31            106.80
1/2/2001                    136.84            60.05            100.24
2/1/2001                    150.88            72.91            100.81
3/1/2001                     72.36            57.20             93.04
4/2/2001                     71.93            46.71             70.32
5/1/2001                     98.25            56.81             90.25
6/1/2001                     99.37            56.31             99.76
7/2/2001                    106.53            56.30             97.22
8/1/2001                     97.12            54.19             85.12
9/4/2001                     95.02            46.39             86.10
10/1/2001                    84.21            38.79             73.28
11/1/2001                    70.88            45.75             85.38
12/3/2001                    68.35            49.91             91.08
12/31/2001                   80.00            51.10             89.25

                       REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Overview

   The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of Directors who are not current or former employees of the Company. The Compensation Committee is responsible for establishing and administering the Company's executive compensation policies and the Company's stock option and other employee equity plans. This report addresses the compensation policies for fiscal year 2001 as they affected Dr. Ryals, in his capacity as the then President and Chief Executive Officer, and Director, and the other executive officers of the Company.

General Compensation Philosophy

   The objectives of the Company's executive compensation program are to:

    .  Attract, motivate and retain qualified executives and reward performance;

    . Reward executives for their contributions towards achieving the Company's strategic goals; and

    . Align the interests of executives with the long-term interests of stockholders.

Executive Officer Compensation Program

   The Company's executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual incentive bonuses, which are based on predetermined Company objectives and individual performance goals; and (iii) long-term incentive compensation in the form of periodic stock option grants, with the objective of aligning the executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

   The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with the Company for prospective employees.

   In considering compensation of the Company's executives, the Compensation Committee considers the anticipated tax treatment to the Company of various components of compensation. The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Compensation Committee has considered the requirements of Section 162(m) of the Code and its related regulations. The Compensation Committee's present policy is to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives.

Base Salary and Benefits

   The Compensation Committee reviews base salary levels for the Company's executive officers on an annual basis. The Compensation Committee studies salary surveys and other salary information that relate to similar biotechnology companies to assist in its evaluation of executive compensation. The Compensation Committee seeks to compare the salaries paid by companies similar in size and stage of development to the Company. Within this comparison group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the Company's performance. In setting base salaries, the Compensation Committee also takes into account the intense level of competition among biotechnology companies to attract talented personnel, as well as individual experience and performance. The Company seeks to set base salaries to be competitive with compensation paid by comparable companies to persons with similar experience. Executive officers are also entitled to participate in benefit plans generally available to employees.

Annual Incentive Bonuses

   The Compensation Committee determines the amount of annual cash bonuses based on achievement of predetermined financial, operational and strategic objectives of the Company as well as individual performance goals. The Compensation Committee evaluates a number of quantitative and qualitative factors, including (i) the Company's financial performance in an officer's area of responsibility, (ii) the officer's progress towards non-financial objectives and (iii) the officer's ability to manage and motivate others, develop and maintain the skills necessary to work in a high-growth company, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and successes. Bonuses are awarded on an annual basis.

Long-Term Incentive Compensation

   Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Company believes that option grants (i) align executive officer interests with stockholder interests by creating a direct link between stockholder return and compensation, (ii) give executives a long-term interest in the Company's success and (iii) help retain executive talent in a competitive market. Option grants are made from time to time, based on the Compensation Committee's view that an executive's contributions have or will have a significant impact on the Company's performance. When determining the magnitude of an option grant, the Compensation Committee considers, among other factors, (i) past performance of the executive, (ii) appropriate incentives to meet long-term objectives, (iii) the magnitude of grants awarded at other biotechnology companies and companies of comparable size and complexity and
(iv) the amount of equity held by the executive prior to the grant.

Chief Executive Officer Compensation

   Dr. Ryals served as President and Chief Executive Officer from the formation of the Company in September 1997 until February 2002. In January 2001, at the recommendation of the Compensation Committee, Dr. Ryals' base salary was increased to $330,000. This compensation is consistent with the range of salary and bonus levels received by Dr. Ryals' counterparts in comparable companies in the biotechnology industry. Dr. Ryals was terminated as President and Chief Executive Officer on February 26, 2002.

                                          The Compensation Committee

                                          G. Steven Burrill
                                          Henri Zinsli
                                          Robert M. Goodman
                                          Susan K. Harlander

                           REPORT OF AUDIT COMMITTEE

   The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the NASDAQ National Market System, has furnished the following report:

   The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix
A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The
Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2001, the Audit Committee took the following actions:

    . Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management and PricewaterhouseCoopers LLP, the Company's independent auditors;

    . Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

    . Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

   Based on the Audit Committee's review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          The Audit Committee

                                          Mark B. Skaletsky
                                          Michael Summers
                                          G. Steven Burrill

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001 all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that (i) initial reports of ownership were filed late by Susan K. Harlander, Ken Hunt, Jin Sun Kim and Leroy E. Hood; (ii) one report, covering one transaction, was filed late by John E. Hamer, and (iii) one report, covering two transactions, was filed late by John A. Ryals.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                         Security for Loan to Officer

   In April 2001 the Company secured a third party loan in the amount of $70,327 to Craig Liddell. In January 2002, Dr. Liddell repaid the loan, and the Company's security was withdrawn.

                             ELECTION OF DIRECTORS

                                (Notice Item 1)

   The Company's Charter and Bylaws provide for a classified Board of Directors. The number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of eight members. The Board of Directors is classified into three classes as follows: Mark B. Skaletsky and Susan K. Harlander, Ph.D. constitute a class with a term ending in 2004 (the "Class I directors"); G. Steven Burrill, John A. Ryals, Ph.D. and Robert M. Goodman, Ph.D. constitute a class with a term ending in 2003 (the "Class III directors"); and Michael Summers, Leroy E. Hood, M.D., Ph.D. and Henri Zinsli, Ph.D. constitute a class with a term which expires at the upcoming meeting (the "Class II directors"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

   The Board of Directors has voted to set the size of the Board of Directors at eight and to nominate Michael Summers, Leroy E. Hood, M.D., Ph.D. and Henri Zinsli, Ph.D. for election at the Meeting for a term of three years, to serve until the 2005 annual meeting of Stockholders, and until their respective successors have been elected and qualified. The Class I directors (Mark B. Skaletsky and Susan K. Harlander, and the Class III directors (G. Steven Burrill, John A. Ryals, Ph.D. and Robert M. Goodman, Ph.D.) will serve until the annual meetings of Stockholders to be held in 2004 and 2003, respectively, and until their respective successors have been elected and qualified.

   Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee's place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

   A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

   THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MICHAEL SUMMERS, LEROY E. HOOD, M.D., PH.D., AND HENRI ZINSLI, PH.D. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                  INCREASE IN THE AGGREGATE NUMBER OF SHARES
          FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE COMPANY'S
           2000 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

                                (Notice Item 2)

General

   The Company's Board of Directors and the Stockholders approved the 2000 Employee, Director and Consultant Stock Option Plan (the "Plan") in 2000. A total of 1,800,000 shares of Common Stock were initially reserved for issuance under the Plan. The Plan may be amended by the Stockholders, the Board of Directors or the Compensation Committee of the Board of Directors, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, is subject to obtaining such Stockholder approval. The Board of Directors has voted to approve an amendment to the Plan to increase by 1,500,000 to 3,300,000 the aggregate number of shares of Common Stock for which stock options may be granted under the Plan. This amendment is being submitted for Stockholder approval at the Meeting to ensure continued qualification of the Plan under the NASDAQ National Market System, incentive stock option rules and Section 162(m) of the Internal Revenue Code of 1986 rules. The Board believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants. All key employees and consultants of the Company and the members of the Board of Directors are eligible to participate in the Plan.

Material Features of the Plan

   The purpose of the Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company. The Plan is administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, and has the authority to administer the provisions of the Plan. All employees, directors and consultants of the Company and its affiliates (approximately 255 people) are eligible to participate in the Plan.

   Options granted under the Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified stock options. Incentive stock options may be granted under the Plan only to key employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, directors and key employees of the Company and its affiliates.

   The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company may not exceed $100,000 for any employee. Incentive stock options granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of options granted to an employee holding more than 10% of the voting stock of the Company. Incentive stock options granted under the Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding more than 10% of the voting stock of the Company. An option granted under the Plan is exercisable, during the optionholder's lifetime, generally only by the optionholder and is not transferable (except at the Compensation Committee's discretion) by him or her except by will or by the laws of descent and distribution.

   An incentive stock option granted under the Plan may, at the Compensation Committee's discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or 90 days after such termination. In granting any non-qualified stock option, the Compensation Committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Compensation Committee shall determine. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options generally may be exercised, to the extent exercisable on the date of death or disability (plus a pro rata portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. Generally, in the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

   If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option granted under the Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company under the Plan (the "Successor Board"), shall, as to outstanding options under the Plan either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionholder upon exercising an option under the Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

   The Plan may be amended by the Board of Directors or the Compensation Committee, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, is subject to obtaining such Stockholder approval.

   On February 28, 2002, the closing market price per share of the Company's Common Stock was $1.61, as reported in the NASDAQ National Market System.

Federal Income Tax Considerations

   The following is a description of certain United States federal income tax consequences of the issuance and exercise of awards under the Plan:

  Stock Options

   Options granted under the Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

   Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

   Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or the amount realized on a disqualifying sale, if less) over the exercise price paid for those shares will be taxable as ordinary income to the optionee; any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

   Non-Qualified Stock Options. No taxable income is recognized by an optionee upon the grant of a non-qualified stock option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

   The Company will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercise of a non-qualified stock option or the disqualifying disposition of an incentive stock option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

   The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the increase in the aggregate number of shares of Common Stock available under the Plan.

   THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE PLAN TO INCREASE BY 1,500,000 TO 3,300,000 THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                        INDEPENDENT PUBLIC ACCOUNTANTS

                                (Notice Item 3)

   The Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. The Board proposes that the Stockholders ratify this appointment. PricewaterhouseCoopers LLP audited the Company's financial statements for the fiscal year ended December 31, 2001. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  Audit Fees

   The Company paid PricewaterhouseCoopers LLP a total of $73,400 for their audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for their review of the Company's Quarterly Reports on Form 10-Q filed during the last fiscal year.

  All Other Fees

   During the Company's fiscal year ended December 31, 2001, the Company paid PricewaterhouseCoopers LLP a total of $43,775 for their provision of services (other than their audit) of the Company's financial statements. These services included the filing of the Company's Form S-3 and tax preparation work.

  Financial Information Design and Implementation

   The Company did not engage PricewaterhouseCoopers, LLC to perform services related to financial information design and implementation during the fiscal year ended December 31, 2001.

   The Audit Committee has considered whether the provision of the services described above under the caption All Other Fees is compatible with maintaining PricewaterhouseCoopers LLP's independence.

   In the event that ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

   The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

   The Board of Directors knows of no other business that will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

   To be considered for inclusion in the proxy statement relating to the Company's Annual Meeting of stockholders to be held in 2003, stockholder proposals must be received no later than December 12, 2002. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than February 25, 2003 and no earlier than January 26, 2003. Proposals received after that date will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be marked for the attention of Chief Executive Officer, Paradigm Genetics, Inc., 108 Alexander Drive, Research Triangle Park, NC 27709.

108 ALEXANDER DRIVE
RESEARCH TRIANGLE PARK, NC 27709
(919) 425-3000
APRIL 19, 2002

   The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, is available to beneficial owners of the Company's Common Stock without charge upon written request to Investor Relations, Paradigm Genetics, Inc., 108 Alexander Drive, Research Triangle Park, NC 27709.

                                  APPENDIX A
           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                PARADIGM GENETICS, INC. AUDIT COMMITTEE CHARTER

I.  PURPOSE

   The Audit Committee shall provide assistance to the board of directors of the Corporation (the "Board") in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

    . Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal financial control and ensuring that all individuals possess an understanding of their roles and responsibilities.

    . Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

    . Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

    . Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and at least one member of the Audit Committee shall have accounting or related financial management expertise which results in the individual's financial sophistication

   The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.  MEETINGS

   The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV.4 below.

IV.  RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants each 10-Q prior to its filing and, prior to the release of earnings, including a discussion with the independent accountants of the matters required to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

3. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

  General

    . Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

    . Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

  Annual Financial Statements

    . Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles;

    . Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

    . Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow-moving inventory; loan losses; warranty, product, and environmental liability; litigation reserves; and other commitments and contingencies;

    . Meet with management and the external auditors to review the financial statements and the result of the audit;

    . Consider management's handling of proposed audit adjustments identified by the external auditors;

    . Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations; and

    . Ensure that the external auditors communicate certain required matters to the committee.

Independent Accountants

4. External Audit

    .  Review the external auditors' proposed audit scope and approach;

    . Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors; and

    . Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards.

Other Responsibilities

5. Meet with the external auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately.

6. Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.

7. Review, with the company's counsel, any legal matters that could have a significant impact on the company's financial statements.

8. Perform other oversight functions as requested by the full board.

9. Review and update the charter; receive approval of changes from the board.

                                   APPENDIX B
            2000 STOCK OPTION PLAN INCLUDING PROPOSED SHARE INCREASE

                             PARADIGM GENETICS, INC.

            2000 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

1.   DEFINITIONS.
     -----------

     Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this PARADIGM GENETICS, INC. 2000 Employee, Director and Consultant Stock Option Plan, have the following meanings:

          Administrator means the Board of Directors, unless it has delegated
          -------------
          power to act on its behalf to the Committee, in which case the Administrator means the Committee.

          Affiliate means a corporation which, for purposes of Section 424 of
          ---------
          the Code, is a parent or subsidiary of the Company, direct or indirect.

          Board of Directors means the Board of Directors of the Company.
          ------------------

          Code means the United States Internal Revenue Code of 1986, as
          ----
          amended.

          Committee means the committee of the Board of Directors to which the
          ---------
          Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

          Common Stock means shares of the Company's common stock, $.01 par
          ------------
          value per share.

          Company means PARADIGM GENETICS, INC., a North Carolina corporation.
          -------

          Disability or Disabled means permanent and total disability as defined
          ----------    --------
          in Section 22(e)(3) of the Code.

          Fair Market Value of a Share of Common Stock means:
          -----------------

          (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

          (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

          (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

          ISO means an option meant to qualify as an incentive stock option
          ---
          under Section 422 of the Code.

          Key Employee means an employee of the Company or of an Affiliate
          ------------
          (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.

          Non-Qualified Option means an option which is not intended to qualify
          --------------------
          as an ISO.

          Option means an ISO or Non-Qualified Option granted under the Plan.
          ------

          Option Agreement means an agreement between the Company and a
          ----------------
          Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

          Participant means a Key Employee, director or consultant to whom one
          -----------
          or more Options are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

          Plan means this PARADIGM GENETICS, INC. 2000 Employee, Director and
          ----
          Consultant Stock Option Plan.

          Shares means shares of the Common Stock as to which Options have been
          ------
          or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

          Survivors means a deceased Participant's legal representatives and/or
          ---------
          any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution.

2.    PURPOSES OF THE PLAN.
      --------------------

      The Plan is intended to encourage ownership of Shares by Key Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs and Non-Qualified Options.

3.    SHARES SUBJECT TO THE PLAN.
      --------------------------

      a. The number of Shares which may be issued from time to time pursuant to this Plan shall be 3,300,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 16 of the Plan.

      b. If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4.    ADMINISTRATION OF THE PLAN.
      --------------------------

      The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

      a. Interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

      b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Options;

      c. Determine the number of Shares for which an Option or Options shall be granted, provided, however, that in no event shall Options to purchase more than 500,000 Shares be granted to any Participant in any fiscal year; and

      d. Specify the terms and conditions upon which an Option or Options may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.

5.    ELIGIBILITY FOR PARTICIPATION.
      -----------------------------

      The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time an Option is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of an Option to a person not then an employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Option shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the delivery of the Option Agreement evidencing such Option. ISOs may be granted only to Key Employees. Non-Qualified Options may be granted to any Key Employee, director or consultant of the Company or an Affiliate. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options.

6.    TERMS AND CONDITIONS OF OPTIONS.
      -------------------------------

      Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto.

      A.   Non-Qualified Options: Each Option intended to be a Non-Qualified
           ---------------------
           Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

           a. Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the par value per share of Common Stock;

           b. Each Option Agreement shall state the number of Shares to which it pertains;

           c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

           d. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

               i. The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

               ii. The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

      B.   ISOs: Each Option intended to be an ISO shall be issued only to a Key
           ----
           Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue
           Service:

           a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause (a) thereunder.

           b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

               i.   Ten percent (10%) or less of the total combined voting power
                                      -------
                    of all classes of share capital of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

               ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

           c.  Term of Option: For Participants who own

               i.   Ten percent (10%) or less of the total combined voting power
                                      -------
                    of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than ten
                    (10) years from the date
                    of the grant or at such earlier time as the Option Agreement may provide.

               ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than five
                    (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

           d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

7.   EXERCISE OF OPTIONS AND ISSUE OF SHARES.
     ---------------------------------------

     An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal executive office address, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or
(d) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

     The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation

(including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

     The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 19) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

     The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting the counsel for the Company, determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

8.   RIGHTS AS A SHAREHOLDER.
     -----------------------

     No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

9.   ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS.
     --------------------------------------------

     By its terms, an Option granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement. The designation of a beneficiary of an Option by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, an Option shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.

10.  EFFECT OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR DEATH OR
     -------------------------------------------------------------------
     DISABILITY.
     ----------

     Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised all Options, the following rules apply:

     a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

     b. Except as provided in Subparagraph (c) below, or Paragraph 12 or 13, in no event may an Option Agreement provide, if the Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

     c. The provisions of this Paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's termination of employment, but in no event after the date of expiration of the term of the Option.

     d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

     e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

     f. Except as required by law or as set forth in the pertinent Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

11.  EFFECT OF TERMINATION OF SERVICE "FOR CAUSE".
     --------------------------------------------

     Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that all his or her outstanding Options have been exercised:

     a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated "for cause" will immediately be forfeited.

     b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

     c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the right to exercise any Option is forfeited.

     d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

12.  EFFECT OF TERMINATION OF SERVICE FOR DISABILITY.
     -----------------------------------------------

     Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

     a.  To the extent exercisable but not exercised on the date of Disability;
         and

     b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

     A Disabled Participant may exercise such rights only within the period ending one (1) year after the date of the Participant's termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

     The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

13.  EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.
     ---------------------------------------------------------

     Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

     a.  To the extent exercisable but not exercised on the date of death; and

     b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

     If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

14.  PURCHASE FOR INVESTMENT.
     -----------------------

     Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

     a. The person(s) who exercise(s) such Option shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

                  "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

     b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

15.  DISSOLUTION OR LIQUIDATION OF THE COMPANY.
     -----------------------------------------

     Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the Option is exercisable as of the date immediately prior to such dissolution or liquidation.

16.  ADJUSTMENTS.
     -----------

     Upon the occurrence of any of the following events, a Participant's rights with respect to any Option granted to him or her hereunder which has not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent Option Agreement:

     A.  Stock Dividends and Stock Splits. If (i) the shares of Common Stock
         --------------------------------
shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Option may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events. The number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

     B. Consolidations or Mergers. If the Company is to be consolidated with or
        -------------------------
acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

     C. Recapitalization or Reorganization. In the event of a recapitalization
        ----------------------------------
or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities which would have been received if such Option had been exercised prior to such recapitalization or reorganization.

     D. Modification of ISOs. Notwithstanding the foregoing, any adjustments
        --------------------
made pursuant to Subparagraph A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

17.  ISSUANCES OF SECURITIES.
     -----------------------

     Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

18.  FRACTIONAL SHARES.
     -----------------

     No fractional shares shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

19.  CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.
     ------------------------------------------------------------------

     The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

20.  WITHHOLDING.
     -----------

     In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise of an Option or a Disqualifying Disposition (as defined in Paragraph 21), the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

21.  NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.
     ----------------------------------------------

     Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.  TERMINATION OF THE PLAN.
     -----------------------

     The Plan will terminate on February 28, 2010, the date which is ten (10) years from the earlier of the date of its adoption and the date of its approval
               -------
by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements executed prior to the effective date of such termination.

23.  AMENDMENT OF THE PLAN AND AGREEMENTS.
     ------------------------------------

     The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under an Option previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

24.  EMPLOYMENT OR OTHER RELATIONSHIP.
     --------------------------------

     Nothing in this Plan or any Option Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

25.  GOVERNING LAW.
     -------------

     This Plan shall be construed and enforced in accordance with the law of the State of North Carolina.

                             PARADIGM GENETICS, INC.
                               108 ALEXANDER DRIVE

                        RESEARCH TRIANGLE PARK, NC 27709

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 17, 2002

         PARADIGM GENETICS, INC. BOARD OF DIRECTORS SOLICITS THIS PROXY

     The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 12, 2002 in connection with the Annual Meeting of Stockholders to be held at 10 a.m. on Friday, May 17, 2002 at the offices of Paradigm Genetics, Inc., 108 Alexander Drive, Research Triangle Park, NC 27709 and hereby appoints John Hamer, Ph.D. and Neil H. Aronson, Esq., and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Paradigm Genetics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

     This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposals 2 and 3.

     In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

     If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

     1. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

     Proposal to elect Michael Summers, Leroy E. Hood, Ph.D. and Henri Zinsli, Ph.D. as Directors of the Company.


               Michael Summers           [ ]   FOR          [ ]    WITHHOLD VOTE

               Leroy E. Hood, Ph.D.      [ ]   FOR          [ ]    WITHHOLD VOTE

               Henri Zinsli, Ph.D.       [ ]   FOR          [ ]    WITHHOLD VOTE


     2. Proposal to increase by 1,500,000 to 3,300,000, the aggregate number of shares for which stock options may be granted under the Company's 2000 Stock Option Plan.

               [ ]   FOR                 [ ]   AGAINST      [ ]    ABSTAIN



     3. Proposal to ratify the appointment of PriceWaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

               [ ]   FOR                 [ ]   AGAINST      [ ]    ABSTAIN


     [X]     Please mark votes as in this example.

     The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

                    Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                    Signature:                                      Date
                              -------------------------------------     --------


                    Signature:                                      Date
                              -------------------------------------     --------


                   PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!